UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2026

ESTRELLA IMMUNOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40608	86-1314502
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 370 Emeryville, California	94608
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 318-9098

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ESLA	The Nasdaq Stock Market LLC
Warrants, each warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	ESLAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2026, the Board of Directors (the “Board”) of Estrella Immunopharma, Inc. (the “Company”) appointed Cynthia Pussinen, age 57, as Chief Executive Officer of the Company and as a Class I director and Chairperson of the Board, in each case effective October 25, 2026. Ms. Pussinen is not expected to be named to any committee of the Board. Effective October 25, 2026, Cheng Liu, Ph.D., ceased to serve as Chief Executive Officer and was appointed Chief Scientific Officer; Dr. Liu continues to serve as President and as a director of the Company.

From March 2026 to October 2026, Ms. Pussinen served as Managing Director, Biotech Investments, of Sorbie Bornholm Ltd., an investment firm focused on micro- and small-capitalization public companies, and since 2023 she has provided strategic and operational consulting services to life sciences companies and investors. From August 2023 to August 2024, she was Chief Executive Officer and a director of Sernova Corp., a clinical-stage cell therapy company, and from January 2021 to November 2022 she was Chief Technical Officer of Spark Therapeutics, Inc., a gene therapy company and a member of the Roche Group, where she was responsible for technical development, manufacturing and operations.

Other than as described below, there are no arrangements or understandings between Ms. Pussinen and any other person pursuant to which she was selected as an officer or director. Ms. Pussinen has no family relationship with any director or executive officer of the Company, and there are no transactions involving Ms. Pussinen that would require disclosure under Item 404(a) of Regulation S-K.

In connection with her appointment, the Company entered into an Employment Agreement with Ms. Pussinen, dated as of October 25, 2026 (the “Employment Agreement”), which was approved by the Compensation Committee of the Board (the “Compensation Committee”) and the Board and pursuant to which the Company agreed to appoint Ms. Pussinen as Chairperson of the Board and to nominate her for election as a director during her employment. The Employment Agreement provides for an annual base salary of $250,000, which will increase automatically to $400,000, $450,000 and $525,000 when cumulative qualifying funding received by the Company after October 25, 2026 first exceeds $35.0 million, $55.0 million and $75.0 million, respectively, and an annual cash bonus with a target of 60% of base salary for 2026 and, thereafter, a target of 55% to 70% of base salary as set by the Compensation Committee. If Ms. Pussinen’s employment is terminated by the Company without cause or by her for good reason (each as defined in the Employment Agreement), she will be entitled, subject to her execution of a release of claims, to 12 months of base salary continuation, any earned but unpaid bonus for the prior year, a prorated target bonus for the year of termination and up to 12 months of employer-paid COBRA premiums; if such a termination occurs within 90 days before or 12 months after a change in control, she will instead receive 12 months of base salary in a lump sum, any earned but unpaid bonus for the prior year, her full target bonus for the year of termination, up to 12 months of employer-paid COBRA premiums and full acceleration of her unvested equity awards.

The Employment Agreement also provides for, and the Compensation Committee and the Board approved, the grant to Ms. Pussinen under the Company’s 2023 Omnibus Incentive Plan of an option to purchase 1,000,000 shares of the Company’s common stock, to be granted on the second business day following the filing of this Current Report with an exercise price equal to the closing price of the common stock on The Nasdaq Stock Market on the grant date. The option will have a ten-year term and will vest as to 25% of the shares on October 25, 2027 and as to the remainder in 36 equal monthly installments thereafter, subject to Ms. Pussinen’s continued service and to the acceleration described above. The Employment Agreement also provides for the indemnification of Ms. Pussinen to the fullest extent permitted by Delaware law and requires the Company to enter into its standard form of indemnification agreement with her. In addition, the Compensation Committee and the Board approved the deferral of Ms. Pussinen’s base salary on the same terms as the deferral of the base salaries of Dr. Liu and Mr. Xu described below.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Also on October 25, 2026, the Company entered into Amendment No. 1 to its Employment Agreement dated as of November 1, 2024 with Dr. Liu and Amendment No. 1 to its Employment Agreement dated as of September 29, 2023 with Jiandong (Peter) Xu, the Company’s Chief Financial Officer (together, the “Amendments”), each of which was approved by the Compensation Committee and the Board. The Amendments reflect Dr. Liu’s position as President and Chief Scientific Officer, including his consent to the change in his position described above, and conform the base salary, annual cash bonus, benefits and severance and change in control terms of Dr. Liu and Mr. Xu to those provided to Ms. Pussinen under the Employment Agreement as described above, with the automatic base salary increases measured by reference to cumulative qualifying funding received after October 25, 2026. The Amendments do not provide for any new equity awards. The Company continues to defer payment of the base salaries of Dr. Liu and Mr. Xu, as adjusted by the Amendments, without interest, pending the completion of additional financing.

The foregoing description of the Amendments is qualified in its entirety by reference to the Amendments, which are filed as Exhibits 10.2 and 10.3 hereto and incorporated herein by reference.

Item 8.01 Other Events.

On October 25, 2026, the Board adopted resolutions providing that the Board will not exercise its authority under Article V, Section A of the Company’s Second Amended and Restated Certificate of Incorporation to leave any class of directors unoccupied and will fill any class that would otherwise have no members, so that directors stand for election at each annual meeting of stockholders. Following Ms. Pussinen’s appointment as a Class I director, each of the three classes of directors has at least one member. The Board also adopted a resolution proposing, and declaring advisable, an amendment to Article V, Section A that would eliminate that authority and provide that the three classes of directors be as nearly equal in number as possible, directed that the proposed amendment be submitted to stockholders for approval at the Company’s 2027 annual meeting of stockholders, and resolved that, if the proposed amendment is not approved at that meeting, the Board will submit it, or an amendment having substantially the same effect, for stockholder approval at each subsequent annual meeting of stockholders until it is approved. The proposed amendment will be described in the Company’s proxy statement for the 2027 annual meeting.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1†	Employment Agreement, dated as of October 25, 2026, by and between Estrella Immunopharma, Inc. and Cynthia Pussinen.
10.2†	Amendment No. 1 to Employment Agreement, dated as of October 25, 2026, by and between Estrella Immunopharma, Inc. and Cheng Liu, Ph.D.
10.3†	Amendment No. 1 to Employment Agreement, dated as of October 25, 2026, by and between Estrella Immunopharma, Inc. and Jiandong (Peter) Xu.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Indicates a management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ESTRELLA IMMUNOPHARMA, INC.

Date: October 29, 2026	By:	/s/ Peter Xu
	Name:	Peter Xu
	Title:	Chief Financial Officer

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